(Prudential Letterhead)

[Interpublic]

Ladies and Gentlemen:

   We refer to the Note Purchase Agreement, dated as of August 20, 1991, between The Interpublic Group of Companies, Inc. ("Interpublic"), McCann-Erickson Advertising of Canada Ltd. and
MacLaren: Lintas Inc. and each of the institutions addressed therein (the "Agreement").

   We understand that Interpublic is contemplating entering into one or more transactions in which it would purchase United States Treasury securities with a remaining term to maturity of 90 days or less and simultaneously enter into a repurchase transaction with respect to such securities with a securities broker/dealer. You have advised us that (a) all or substantially all of the initial purchase price for these Treasury securities would be paid directly from the proceeds of the repurchase transaction,
(b) the Treasury securities would not be included in a balance sheet of Interpublic prepared in accordance with generally accepted accounting principles in the United States and (c) the face amount of the Treasury securities involved would at no time exceed 15% of Interpublic's consolidated total assets (as reported on the audited statement of financial condition most recently filed with the Securities and Exchange Commission by Interpublic prior to the inception of such a transaction). A transaction of the type described in this paragraph is referred to herein as a "Transaction".

   You have asked us to confirm, and we do hereby irrevocably confirm, that a Transaction of the type described above would not be deemed to constitute or to give rise to an "obligation for money borrowed (or...Capitalized Lease Obligation...obligation under a purchase money mortgage, conditional sale or other title retention agreement or...obligation under notes payable or drafts accepted representing extensions of credit)" as those terms are used in subsection 8A(iii) of the Agreement. To further effect our mutual understanding set forth herein, we agree pursuant to subsection 12C of the Agreement that no event occurring in connection with a Transaction will be deemed to give rise to an Event of Default (as defined in the Agreement) under subsection 8A(iii) of the Agreement, and the Agreement will be deemed to be amended accordingly.


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   This letter shall not affect any provision of the Agreement other than subsection 8A(iii) and shall not affect or prejudice the status (under subsection 8A(iii) or any other provision of the Agreement) of any event or transaction other than as specifically set forth herein. We understand and agree that this letter may be relied on by Interpublic and shall be binding upon each holder of any Note (as defined in the Agreement) now or hereafter outstanding.



                                 Very truly yours,


                                 The Prudential Insurance Company
                                           of America


                                 By:  Gail McDermott
                                      Title: Vice President


                                 Prudential Property and Casualty
                                        Insurance Company


                                 By:  Gail McDermott
                                      Title: Vice President

Accepted and Agreed To:

The Interpublic Group of Companies, Inc.

By: Alan M. Forster
    Title: Vice President & Treasurer


McCann-Erickson Advertising of Canada, Ltd.

By: Thomas B. Beckett
    Title: Senior Vice President
        Chief Financial Officer

MacLaren:Lintas Inc.

By: Erwin Buck
    Title: Chief Financial Officer


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